Exhibit 3.2
CERTIFICATE OF LIMITED PARTNERSHIP
OF
TARGA RESOURCES PARTNERS LP
     This Certificate of Limited Partnership, dated October 23, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “Targa Resources Partners LP”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801.
     3. General Partner. The name and the business address of the general partner are:
Targa Resources GP LLC
1000 Louisiana St., Suite 4300
Houston, Texas 77002
     EXECUTED as of the date written first above.

TARGA RESOURCES GP LLC
By:	/s/ Rene R. Joyce
Rene R. Joyce
Authorized Person